UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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PAYPAL HOLDINGS, INC.

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Spring 2026 Stockholder Outreach © 2026 PayPal Inc. | Confidential and Proprietary.

Vote FOR Election of Directors 2026 Annual • Our Board brings a strong mix of capabilities in areas such as payments and cybersecurity. We added two Meeting new experienced directors since our last Annual Meeting. The Board is positioned to effectively oversee PayPal’s transformation and strategic execution. • The Board took decisive action in response to 2025 performance, appointing Enrique Lores as our new CEO and David Dorman as Independent Board Chair, to ensure proven leadership is in place to accelerate execution of the Company’s strategic priorities and deliver durable, profitable growth. Vote FOR Say-on-Pay • The executive compensation program is structured to closely align pay with performance, with go-forward changes to our long-term incentive program in 2026 designed to ensure continued alignment with the Company’s transformation strategy and in response to stockholder feedback. • Heavily performance-weighted compensation arrangements for Enrique Lores designed to immediately align his interests with those of stockholders and incentivize the successful execution of the Company’s strategy. Vote FOR 2026 Equity Incentive Award Plan • Equity is a critical component of our compensation and talent management strategy, enabling PayPal to attract and retain top talent in a highly competitive market. • Equity incentives are thoughtfully managed to limit dilution, with grant practices and share usage regularly evaluated and closely monitored to ensure alignment with stockholder interests. Vote AGAINST Stockholder Proposals • The Board recommends voting against both shareholder proposals on the ballot for PayPal’s 2026 Annual Meeting. The proposals are not in the best interest of PayPal or its stockholders. • The Company already has relevant practices and policies that make the proposals’ requests an inefficient use of Company resources. © 2026 PayPal Inc. | Confidential and Proprietary. 2

PayPal has remained at the forefront of the digital commerce revolution for more than 25 years… … and we are realigning our operating model to accelerate our execution of growth priorities, streamline decision-making, and drive continued innovation Checkout Solutions Consumer Financial Payment Services & PayPal Services & Venmo & Crypto Market Opportunities: Market Opportunity: Market Opportunity: Checkout, Consumer Financial Services Payment Processing & Value-Added Services Consumer Financial Services Brings together consumer and merchant Builds on the strong momentum Venmo has Unifies payment processing and platform ecosystems under one unified strategy, established and aims to expand into a capabilities – including Braintree, SMB spanning PayPal checkout, PayPal wallet, broader consumer financial services processing, crypto (including PYUSD), PayPal World, and ads to fully leverage our platform, enabling consumers to send, and value-added services – into a single, two-sided network and accelerate spend, save, invest, and borrow seamlessly. scalable offering for merchants. innovation across both sides of the platform. © 2026 PayPal Inc. | Confidential and Proprietary. ©2026 PayPal Holdings, Inc.

A year of continued strategic progress

Building on a strong foundation

$1.8T TPV	$15.5B TM$[1]	$33.2B Net Revenues	$6.4B Non-GAAP Operating Income	$5.31 Non-GAAP EPS
+7% YOY	+6% YOY	+4% YOY	+9% YOY	+14% YOY

Driving engagement

439M Active Accounts[2]
+1% YOY

227M Monthly Active Accounts[3]
+2% YOY

Generating free cash flow[4]

$6.4B
(3)% YOY

Initiated dividend in 2025

Returned ~$6B via share repurchases

As we accelerate our transformation, we remain focused on clear prioritization and disciplined execution across our strategic growth drivers.

All results are on a fiscal year basis, growth rates reference FY'25 year-over-year growth unless otherwise noted.

1. Transaction margin dollars figures exclude the impact of interest on customer balance.
2. Active accounts are accounts that have completed a transaction within the past 12 months.
3. MAAs are a subset of active accounts (primarily PayPal and Venmo) that have completed a transaction at least once during the month of measurement. MAAs presented at the end of a quarter or year are the average of each month's MAAs in the respective quarter or year.
4. Adjusted free cash flow excludes the net impact from timing differences between originating BNPL receivables classified as held for sale and their subsequent sale.

Reconciliation of the Company's GAAP to non-GAAP measures can be found in the Company's Current Report on Form 8-K which was filed with the SEC on February 3, 2026

© 2026 PayPal Inc. | Confidential and Proprietary.

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Seasoned leadership to drive our transformation

Enrique Lores assumed the role of PayPal CEO with a strong track record as an executive and a demonstrated emphasis on confident decision making, clear prioritization, and disciplined execution on a global basis.

Robust Board Oversight of Succession Process

- The Board recognized that recent results, particularly in branded checkout, fell short of expectations, and **took decisive action to address the need for accelerated execution and greater discipline in how PayPal is implementing its strategic priorities.**
- As part of a well-established **executive succession planning process,** the Board **formed an independent Special Committee** chaired by David Dorman and composed of the Board's four standing committee chairs to provide recommendations on potential CEO candidates.

Actions Taken to Drive Transformation Strategy

- The Board determined that it was in the best interests of the Company and its stockholders to **appoint Mr. Lores as President and Chief Executive Officer given his track record as an executive and experience on the PayPal Board.**
  - Mr. Lores recused himself from the Board's and Special Committee's deliberations relating to his potential candidacy and compensation arrangements.
- Following Mr. Lores's appointment, the Board appointed David Dorman as Independent Board Chair, **reinforcing PayPal's commitment to independent Board leadership and the separation of the Chair and CEO roles.**
- The transition reflects the Board's ongoing commitment to **take appropriate action to advance the best interests of our stockholders.**



Enrique Lores

President and CEO, PayPal

- Seasoned chief executive with more than 30 years of technology and commercial expertise and deep experience driving customer-centric innovation and disciplined execution on a global basis.
- As President and CEO of HP Inc., led the company through a critical period of strategic transition, strengthened operating discipline, and positioned the Company for long-term innovation.
- Strong track record of simplifying complex businesses and leading large-scale transformations.
- Experience as Board member for almost five years and as former independent Chair provides deep context for PayPal's strategic initiatives, competitive challenges, and performance gaps.

© 2026 PayPal Inc. | Confidential and Proprietary.

5

New CEO Pay Element Target Key Considerations compensation $1.45M• Compensates for expected day-to-day performance and reflects scope of role and responsibilities Base Salary Go-forward • Performance period and metrics aligned with 2026 compensation arrangements for other NEOs Annual Incentive 200% of Salary Plan Awards• Eligible for full bonus with respect to 2026 compensation arrangements Performance- Based Restricted • Performance period and metrics aligned with 2026 compensation arrangements for other NEOs $16.5M (see slide 8 for further details on 2026 PBRSU design) Stock Units (“PBRSUs”) Restricted Stock $16.5M• Vesting period aligned with standard PayPal vesting schedule Units (“RSUs”) • Reflects 1/3 of the expected aggregate grant date value of 2027 equity awards to be granted to Mr. Lores • Provides immediate, strong alignment with stockholders’ long-term interests, without incurring Portion of 2027 additional cost outside of annual compensation arrangements $11.0M RSUs • Designed to be a more meaningful, stockholder-aligned inducement award as compared to a cash sign-on bonus • Vesting schedule aligned with 2027 RSU vesting schedule despite 2026 grant date In structuring Mr. Lores’ compensation, the Compensation Committee considered the competitive market for leadership talent, Mr. Lores’ extensive executive experience, and the scope and complexity of the work required to lead PayPal’s transformation. © 2026 PayPal Inc. | Confidential and Proprietary. 6

New CEO compensation

Non-recurring new-hire compensation arrangements

Pay Element	Target	Key Considerations
Make-Whole RSUs	**$20.0M**	• Determined based on the approximate value of awards that Mr. Lores forfeited from his former employer to join PayPal • 1/3 vests on each of the first three anniversaries of the grant date, generally subject to continued employment
Inducement Stock Price PBRSUs	**$25.0M**	• Awards require the achievement of rigorous, long-term stock price hurdles for any awards to be earned • Designed to strongly incentivize effective execution of our turnaround strategy and sustained results • Hurdles measured based on 60-calendar day average closing stock price between the third and fifth anniversary of Mr. Lores' start date • Any earned awards vest 25% on achievement date, with remaining 75% vesting at the fifth anniversary, generally subject to continued employment

	Minimum Stock Price Increase[1]	Total Payout
Target	**$68.13 (~60%)**	100% of target
Stretch	**$100.00 (~135%)**	175% of target
Max	**$125.00 (~194%)**	250% of target

[1] Compared to stock price used to convert target value of the award into number of shares granted ($42.58).

The design of Mr. Lores' new hire awards is highly performance-oriented, with no sign-on cash component, and with special performance-based equity awards tied to rigorous stock price hurdles requiring substantial sustained growth.

© 2026 PayPal Inc. | Confidential and Proprietary.

7

Executive compensation program design

Our executive compensation program is designed to align pay outcomes with long-term stockholder value creation, with recent updates focused on accelerating effective strategy execution and PayPal's transformation.

2025 Executive Compensation Program

	Form of Payment	Performance Criteria	Performance Period
Salary	100% Cash	Alignment of salary with performance is evaluated on an annual basis	Ongoing
Annual Incentive Plan ("AIP")	100% Cash	Transaction margin dollars and non-GAAP operating income *(adjusted for individual performance)*	One year
Long-Term Incentive Plan ("LTIP")	50% PBRSUs	rTSR vs. S&P 500 – Target set at 55th percentile – Payout capped at target if 36-month absolute TSR is negative	Three-year period (12-, 24- and 36-month measurement periods)
	50% RSUs	Service-based vesting; ultimate value based on stock price performance	Vest over three years

2026 LTIP Updates

Performance Criteria	Vesting & Performance Period	Objectives
• **FX-neutral revenue growth (50%)** • **Non-GAAP EPS (50%)** • ***Subject to an rTSR modifier***	• **Three-year cliff vesting** following the completion of the performance period, generally subject to continued employment for the entire period[1] – Financial targets set annually, with achievement averaged over three years – Final awards subject to rTSR modifier, compared to the S&P 500, over full three-year period – Awards subject to 200% payout cap	• Incentivizes strong near-term performance as the Company executes its transformation amid a dynamic market environment • Intended to accelerate execution and bring greater discipline to implementing strategic priorities

1. Performance period: 1/1/26–12/31/28; cliff vesting: 3/1/29 (subject to continued employment).

© 2026 PayPal Inc. | Confidential and Proprietary.

Refreshed, qualified, and engaged Board

Recent Board refreshment has strengthened core Board capabilities critical to overseeing the execution of PayPal's long-term strategy.



Enrique Lores
President and CEO, PayPal



David Dorman
Independent Board Chair
Former Non-Executive Board Chair, CVS



Joy Chik
President, Identity and Network Access, Microsoft ★
COMP, RC



Jonathan Christodoro
Partner, Patriot Global Management, LP
AF, COMP



Carmine Di Sibio
Former Global Chairman and CEO, EY ★
AF*, RC



Deborah Messemer
Former Major Market Managing Partner, KPMG
AF, GOV



David Moffett
Former CEO, Federal Home Loan Mortgage Corp.
AF, RC*



Ann Sarnoff
Former Chair and CEO, WarnerMedia Studios & Networks Group
GOV*, RC



Frank Yeary
Managing Member, Darwin Capital Advisors, LLC
AF, COMP*

Recent director appointments bolster key board skillsets



Alyssa Henry
Former CEO of Square, Block ★
COMP, RC — *Joined March 2026*

Deep expertise in payments, financial services, and software and extensive experience scaling global businesses



Deirdre Stanley
Former EVP and General Counsel, The Estée Lauder Companies ★
GOV, RC — *Joined June 2025*

Extensive experience in consumer brands, technology, risk management and compliance, and complex business transactions

Key

- **AF** = Audit & Finance Committee
- **COMP** = Compensation Committee
- **GOV** = Corporate Governance & Nominating Committee
- **RC** = Risk & Compliance Committee
- * = Committee Chair
- ★ = Joined Board in last two years

© 2026 PayPal Inc. | Confidential and Proprietary.

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Board skills Director Skills & Experience aligned with Payments / Financial Services / FinTech Technology / Innovation 6 9 PayPal’s priorities Global Business Go to Market 11 9 Senior Leadership Business Development and Strategy The Board is composed of individuals who have highly 11 11 relevant skills, professional experience, and backgrounds Regulatory / Governmental Risk Cybersecurity / Information Security well-aligned with PayPal’s Management and Compliance Risk Management priorities. 9 4 Finance / Accounting Human Capital Management 10 10 Corporate Sustainability and Impact Risk Other Public Company Board Service Management 9 11 © 2026 PayPal Inc. | Confidential and Proprietary. 10

Equity plan aligned Equity plan supports a broad-based Broad-based equity awards are essential to attracting, retaining, and program critical to our ability to rewarding our skilled and motivated employees. with stockholder effectively compete for talent interests Equity awards align employee and Equity compensation motivates employees to think and act like owners and stockholder interests and promote creates strong alignment with stockholders. our pay-for-performance philosophy The Compensation Committee has taken material steps to reduce equity Responsible and prudent equity usage including discontinuing use of stock under the annual incentive plan, Our 2026 Equity Incentive Award usage focusing eligibility for awards on employees in positions with greater strategic Plan would replace our 2015 impact, and offsetting dilution with a significant share repurchase program. Equity Incentive Award Plan and The proposed share request is in line with the 2025 share request, and authorize a projected increase of Request balances our need to retain provides sufficient shares to meet anticipated needs for approximately the 15 million shares available for talent with stockholder interests next year. We believe that regularly requesting stockholder approval of future issuance. regarding dilution additional share allocations to the equity plan provides a valuable opportunity for stockholder input regarding our grant practices. Operating at the intersection of technology and finance requires competing Request reflects market for talent for key talent with other technology companies in certain critical areas. Strong governance practices The equity plan and our equity compensation programs retain leading designed to protect stockholder corporate governance and compensation practices. interests © 2026 PayPal Inc. | Confidential and Proprietary. 11

Stockholder Vote AGAINST: Policy on the Provision of Services in Conflict Zones Proponent: Deborah Sagner (represented by Eric Sype) proposals • PayPal follows a disciplined and consistent approach to evaluating markets and product offerings. misaligned with • Our current robust policies, standards, and governance practices promote regulatory compliance and stockholder effective risk management across our global operations. interests • We maintain a strong commitment to executing against our strategic priorities and roadmap and to appropriately evaluating opportunities for geographic expansion and product innovation, including their anticipated financial impact and alignment with long-term value. Vote AGAINST: Reduction in Threshold to Call a Special Meeting Proponent: John Chevedden • Our stockholders already have a meaningful and appropriate right to call a special meeting at a 20% ownership threshold. • A 10% ownership threshold is too low and could allow a small minority of stockholders to advance narrow or short-term interests that might not be shared by our broader stockholder base. • Our current robust corporate governance policies and practices protect the best interests of all stockholders. • PayPal’s current stockholder special meeting right reflects broader market practice. © 2026 PayPal Inc. | Confidential and Proprietary. 12

We request your Our Board recommends: support at the A vote FOR the Election of the 11 Director Nominees Named in PayPal’s 2026 Proxy Statement 2026 Annual Meeting A vote FOR the Advisory Vote to Approve Named Executive Officer Compensation (“say-on- pay” vote) A vote FOR the Approval of the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan A vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditor for 2026 A vote AGAINST the Stockholder Proposal Regarding Adopting a Policy on the Provision of Services in Conflict Zones A vote AGAINST the Stockholder Proposal Regarding a Reduction in Threshold to Call Special Meetings of Stockholders © 2026 PayPal Inc. | Confidential and Proprietary. 13

© 2026 PayPal Inc. | Confidential and Proprietary.